UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on December 1, 2012, the Company entered into a consulting agreement (the “Agreement”) with GCE Wealth Inc., a company controlled by our CEO, Thomas Guerriero (“GCE”). The description of the Agreement and the Agreement itself was filed on Form 8-K on December 7, 2012 with the Securities and Exchange Commission.

On September 23, 2015, the Agreement was amended (the “Amended and Restated Consulting Agreement”) to terminate all accrued compensation owing to GCE and to provide for an annual compensation of $500,000 payable in monthly installments.

A copy of the Amended and Restated Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On September 23, 2015, we exercised our rights under several promissory notes to convert the outstanding principal and accrued interest into shares of our common stock. The promissory notes provide that we may prepay the notes in common stock provided that any such prepayment will amount to one hundred and thirty percent (130%) of the principal amount, which amount includes all accrued interest. The conversion price of our prepayment is based on the Weighted Average Price for the ten (10) trading days immediately preceding (but not including) the applicable repayment date.

We elected to prepay the outstanding promissory notes into a total of 801,990 shares of our common stock. The stock is restricted for a period of two years.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 is incorporated into this Item 5.02 by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Consulting Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer

Date: September 24, 2015

3